GRAY CARY WARE & FREIDENRICH LLP

EXHIBIT 5.1(b)

August 28, 2003

Palm, Inc.

400 N. McCarthy Blvd.

Milpitas, CA 95035

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by Palm, Inc., a Delaware corporation (the “Company”), of up to 1,200,000 shares of the Company’s common stock, par value $0.001 (the “Shares”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-84738), as amended, and the related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”). All of the Shares are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Prospectus Supplement filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, certificates and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. Our opinion below is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States. As to matters of the law of the State of Delaware, we have based our opinion upon our examination of such laws as reported in standard, unofficial compilations.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the related Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Gray Cary Ware & Freidenrich LLP